Press Release	Source: 4C Controls Inc.

4C Controls Inc. Announces Exclusive Technology Licensing Agreement
Monday July 14, 8:00 am ET

Intrusion Detection Radars, Real Time Positioning Systems, EMSEC (ElectroMagnetic Security) Protection Devices and Advanced Image Processing Broaden Integrated Security Solution Offerings

NEW YORK & MILAN, Italy--(BUSINESS WIRE)--4C Controls Inc. (OTCBB: FOUR.OB - News) today announced the signing of an exclusive global license agreement acquiring cutting edge technologies in the field of intrusion detection systems, radar systems for border and pipeline surveillance, RFID and RTLS for monitoring and surveillance. Key features of the acquired technologies include cost effective use of operations-proven commercially available or off-the-shelf component items, scalability, expandability, and high performing architecture in terms of response time, image quality, data volume and throughput and service availability. The Company intends to apply for patents in Europe and the USA on these technologies.

The licensed technologies have been developed and improved by Professor Riccardo Maggiora, an active member of the faculty at Politechnico di Torino (“Polito”), one of the leading European technology and scientific research institutes, who is an internationally recognized authority in radar and image processing systems.

The license agreement between the Company and Professor Maggiora includes sublicensing and patent rights for all improvements and related know how as well as a long term R&D program to ensure further development of the acquired technologies and to explore special research in the fields related to the company activities.

The technologies within the scope of the license include the following:

- Perimeter intrusion detections radars - GUIDAR and RADAR which are designed to detect moving targets.

GUIDAR will exploit the features of Ultra Wide Band (UWB) radar signals launched along leaky cables which are used to detect, locate and classify any target by means of a an innovative digital signal processing (DSP) system. This technology is generally classified as active, volumetric, terrain following, all-weather, and resistant to vegetation and blowing debris.

RADAR will be an UWB electronic scanning radar (ESR) using an innovative antenna design and an advanced DSP system realizing a protection barrier. The processing unit is being developed implementing a signal processing scheme able to precisely recognize the intruder radar cross section and 2D position (azimuth and range) at varying distance from the antenna. This technology is classified as active, volumetric, all-weather, ideal for low profile targets, and resistant to vegetation and blowing debris.

Both systems will provide substantial benefits for protecting military and civilian plants, airports, border areas and oil pipelines.

- Real Time Positioning Systems - These systems will consist of a fixed infrastructure of base stations and associated hardware and software to enable accurate real-time tracking and identification of small battery powered (active) tags, which can be attached to people or objects, within the area covered by the base stations infrastructure. Compared to Global Positioning Systems (GPS), this approach provides greater accuracy (typically to a resolution of a few centimetres) and the ability to work in situations where GPS generally does not work (such as inside buildings) and with very small tags.

Utilizing innovative UWB signal processing techniques, the system can be applied to track people or objects, to determine their position or the proximity between objects or specific points. Commercial and government applications are wide ranging.

- EMSEC protection devices - Electronic equipment can emit ambient signals from which unauthorized eavesdroppers may reconstruct processed data at some distance. Two planned systems based on this type of security deficiency include the following:

A single pc/laptop active EMSEC protection system will be based on the emission of signals that provide a secure operating environment. Emitting a dedicated protection signal, the received spectrum is designed to function as a non-discernable mix of the signal to be protected and the protecting signal. This apparatus is low power, narrow band, impossible to violate and easy to install. Offering unprecedented performance, these protection systems can be applied to military installations, government buildings and various tactical operations.

A corollary second offering will consist of a high performance (long distance and wall penetrable) eavesdropping system on video display unit based on state-of-the-art digital signal processing.

-Image Processing Codecs - This system will be based on digital signal processors running state-of-the-art image processing software algorithms. The system obtains an input from any video camera (or radar, or eavesdropping system) and produces alarms and other outputs. It presently performs content video analyses including: motion detection, abandoned/removed object/vehicle detection, perimeter crossing detection, panic situation detection, people/vehicle counting and speed evaluation, PTZ camera tracking, plate recognition, behaviour analysis and face recognition. There are numerous military and civilian applications for this technology.

“Today’s agreement contributes important and market leading additions to 4C Controls’ technology, design, production and service offerings as outlined in the Company’s business plan. Coupled with other anticipated near term transactions, we expect to offer a full spectrum of comprehensive and integrated security solutions very shortly,” said Jean-Robert Martin, Chairman of 4C Controls.

About Professor Maggiora

Professor Maggiora presently serves on the 4C Controls Board of Directors and as Chief Technology Officer of the Company.

Professor Maggiora is an affiliate of the Antenna and Electromagnetic Compatibility Laboratory (LACE) at the Politecnico di Torino, Italy (“Polito”). He has more than a decade of experience in the design, construction and operation of a variety of radar and image processing systems. Professor Maggiora is the inventor of patented technologies in the area of ground intrusion detection radar. Professor Maggiora also serves as a Director and as CEO of 4C Polito Space Technologies S,p.A, (“BP Space”), the joint venture company of Politecnico di Torino.

Professor Maggiora obtained his Laurea di Dottore in Ingegneria delle Telecomunicazioni (Communications Engineering) from Polito and his Dottorato di Ricerca (Ph.D.) in Ingegneria Elettronica e delle Comunicazioni (Communications and Electronics Engineering) at Polito.

Since 2001 he has been teaching and supervising laboratory training for the courses “AntennaDesign” and “RF Techniques” at Polito. Professor Maggiora has been engaged in numerous research activities, including the development of hardware and software for space borne synthetic aperture radars. Since September 1995 he has served as group leader of the PFA (Plasma Facing Antenna) Group at Polito (the main research group in Italy for the analysis and design of plasma facing antennas).

About 4C Controls Inc.

With headquarters in New York City, 4C Controls is an early stage company offering high technology security integrated solutions providing real-time early warning and reduction of time scales from threat-detection to termination in the field. The Company's primary focus is on the acquisition of technologies and large distribution networks including high resolution synthetic aperture radar satellites (SAR) and satellite images; ground high performance radars for intrusion detection and electronic surveillance / access control markets such as biometric, radio frequency identification (RFID), real time locating systems (RTLS) and closed-circuit television (CCTV).

Forward-Looking Statements

This press release contains 'forward-looking statements' as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon currently available competitive, financial, and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. 4C Controls cannot provide assurances that any prospective matters described in the press release will be successfully completed or that it will realize the anticipated benefits of any transactions. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: global economic and market conditions; the war on terrorism and the potential from war or other hostilities in other parts of the world; availability of financing and lines of credit; successful integration of acquired or merged businesses; changes in interest rates; management's ability to forecast revenues and control expenses, especially on a quarterly basis; unexpected decline in revenues without a corresponding and timely slowdown in expense growth; its ability to retain key management and employees; intense competition and the ability to meet demand at competitive prices and to continue to introduce new products and new versions of existing products that keep pace with technological developments, satisfy increasingly sophisticated customer requirements and achieve market acceptance; relationships with significant suppliers and customers; as well as other risks and uncertainties, including but not limited to those detailed from time to time in the 4C Controls SEC filings. 4C Controls undertakes no obligation to update information contained in this release.

Contact:
Investor & Media Contacts:
For 4C Controls Inc.
Bob Leahy, 202-550-4294
rdleahy@msn.com

Source: 4C Controls Inc.